Exhibit 99.1

           CERTAIN PENDING LITIGATION MATTERS AND RECENT DEVELOPMENTS

As described in Note 5. Contingencies ("Note 5") to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q, there are legal proceedings covering a wide range of matters pending in various U.S. and foreign jurisdictions against the Company, its subsidiaries and affiliates, including PM Inc. and Philip Morris International, and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases alleging personal injury and purporting to be brought on behalf of a class of individual plaintiffs, (iii) health care cost recovery cases brought by governmental and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, and (iv) other tobacco-related litigation, including suits by former asbestos manufacturers seeking contribution or reimbursement for amounts expended in connection with the defense and payment of asbestos claims that were allegedly caused in whole or in part by cigarette smoking and suits by foreign governments seeking to recover damages for taxes lost as a result of allegedly illegal importation of cigarettes into their jurisdictions. Governmental plaintiffs in the health care cost recovery actions include the federal government, various cities and counties in the United States and certain foreign governmental entities. Non-governmental plaintiffs in these cases include union health and welfare trust funds ("unions"), Native American tribes, insurers and self-insurers, taxpayers and others.

The following lists certain of the pending claims included in these categories and certain other pending claims. Certain developments in these cases since August 10, 2000 are also described.

                          SMOKING AND HEALTH LITIGATION

The following lists consolidated individual smoking and health cases as well as smoking and health class actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates, including PMI, as of November 1, 2000, and describes certain developments in these cases since August 10, 2000.

Consolidated Individual Smoking and Health Cases

In Re Tobacco Litigation (Individual Personal Injury cases), Circuit Court of Ohio County, West Virginia, consolidated January 11, 2000. In West Virginia all smoking and health cases alleging personal injury have been transferred to the state's Mass Litigation Panel. The transferred cases include individual cases and putative class actions. A case management order has been issued which provides that all pending individual cases as well as cases filed in or transferred to the court by September 8, 2000 are to be included in a single consolidated trial. Approximately 1,200 individual cases have been filed. The trial court's order provides for the trial to be conducted in two phases. The issues to be tried in phase one are "general liability issues common to all defendants including, if appropriate, defective product theory, negligence theory, warranty theory; and any other theories supported by pretrial development" as well as entitlement to punitive damages and a punitive damages multiplier. Pursuant to the court's order, the individual claims of the plaintiffs whose cases have been consolidated will be tried on an individual basis or "in reasonably sized trial groups" during the second phase of the trial. Trial is scheduled for June 2001.


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Flight Attendant Litigation:

Broin, et al. v. Philip Morris Companies Inc., et al., a class action brought by flight attendants claiming personal injuries allegedly relating to environmental tobacco smoke, was settled in 1997. The settlement agreement permitted members of the class to file individual suits by September 7, 2000 seeking compensatory damages for their alleged injuries, but prohibited them from seeking punitive damages. Approximately 3,120 of such suits were filed by the deadline. In October 2000, the court held that the flight attendants will not be required to prove the substantive liability elements of their claims for negligence, strict liability and breach of implied warranty in order to recover damages, if any. The court further ruled that the trials of these suits are to address whether the plaintiffs' alleged injuries were caused by their exposure to environmental tobacco smoke and, if so, the amount of damages to be awarded. Defendants have filed notice of appeal of the court's ruling. As of November 1, 2000, nine such cases were scheduled for trial from January through May 2001.


Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Court, Dade County, Florida, filed May 5, 1994. See Note 5, for a discussion of developments in this case.

Norton, et al. v. RJR Nabisco Holdings Corporation, et al., Superior Court, Madison County, Indiana, filed May 3, 1996.

Richardson, et al. v. Philip Morris Incorporated, et al., Circuit Court, Baltimore City, Maryland, filed May 24, 1996. The court granted plaintiffs' motion for class certification in February 1998 and defendants appealed. In May 2000, the Maryland Court of Appeals reversed the trial court's ruling and ordered the class decertified.

Scott, et al. v. The American Tobacco Company, et al., District Court, Orleans Parish, Louisiana, filed May 24, 1996. Trial is scheduled for January 2001.

Lyons, et al. v. The American Tobacco Company, et al., United States District Court, Southern District, Alabama, filed August 8, 1996.

Perry/Champion, et al. v. American Tobacco Co., Inc., et al., Circuit Court, Coffee County, Manchester, Tennessee, filed September 6, 1996.

Connor, et al. v. The American Tobacco Company, et al., Second Judicial District Court, Bernalillo County, New Mexico, filed October 10, 1996.

In Re Tobacco Litigation (Medical Monitoring cases) (formerly McCune, et al. v. The American Tobacco Company, et al.), Circuit Court of Kanawha County, West Virginia, filed January 31, 1997. In October 2000, the court certified a class of plaintiffs seeking the creation of a medical monitoring fund. Trial is scheduled for December 2000.

Muncy (formerly Ingle and formerly Woods), et al. v. Philip Morris Incorporated, et al., Circuit Court, McDowell County, West Virginia, filed February 4, 1997.


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(Canter) (formerly Peterson), et al. v. The American Tobacco Company, et al.,
Circuit Court, First Circuit, Hawaii, filed February 6, 1997.

Walls, et al. v. The American Tobacco Company, et al., United States District Court, Northern District, Oklahoma, filed February 6, 1997. In October 2000, the court denied plaintiff's motion for class certification, and subsequently the parties filed a stipulation of dismissal.

Selcer, et al. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Nevada, filed March 3, 1997. In September 2000, the Nevada Supreme Court heard argument on the questions of state law certified to it by the district court.

Geiger, et al. v. The American Tobacco Company, et al., Supreme Court, Queens County, New York, filed April 30, 1997. In October 1999, plaintiffs appealed the trial court's denial of their class certification motion.

Cole, et al. v. The Tobacco Institute, Inc., et al., United States District Court, Eastern District, Texarkana Division, Texas, filed May 5, 1997. In May 2000, the trial court granted defendants' motion for judgment on the pleadings. Plaintiffs filed a notice of appeal to the United States Court of Appeals for the Fifth Circuit.

Anderson, et al. v. The American Tobacco Company, Inc., et al., United States District Court, Eastern District, Tennessee, filed May 23, 1997.

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997. In April 2000, the court denied plaintiffs' motion for class certification. The court has permitted plaintiffs to file a second motion for class certification.

Fitz (formerly Brammer), et al. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Southern District, Iowa, filed June 20, 1997.

Guillory (formerly Denberg), et al. v. American Brands, Inc., et al., United States District Court, Northern District, Illinois, filed July 7, 1997.

Bush, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, Texas, filed September 10, 1997. In August 2000, the parties submitted to the court a stipulation of dismissal without prejudice.

Nwanze, et al. v. Philip Morris Companies Inc., et al., United States District Court, Southern District, New York, filed September 29, 1997. In June 2000, the court granted defendants' motion to dismiss the complaint for failure to state a claim. Plaintiffs have filed a notice of appeal to United States Court of Appeals for the Second Circuit.

Badillo, et al. v. The American Tobacco Company, et al., United States District Court, Nevada, filed October 8, 1997. In September 2000, the Nevada Supreme Court heard arguments on the questions of state law certified to it by the district court.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.


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

Aksamit, et al. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, South Carolina, filed November 20, 1997.

Jackson, et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, Utah, filed February 13, 1998.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Basik (formerly Mendys), et al. v. Lorillard Tobacco Company, et al., United States District Court, Northern District, Illinois, filed March 17, 1998.

Daniels, et al. v. Philip Morris Companies Inc., et al., Superior Court, San Diego County, California, filed April 2, 1998. In April 2000, the court confirmed its earlier order denying plaintiffs' motion for class certification. In September 2000, the court agreed to reconsider its class certification ruling.

Christensen, et al. v. Philip Morris Companies Inc., et al., United States District Court, Nevada, filed April 3, 1998. In September 2000, the Nevada Supreme Court heard arguments on the questions of state laws certified to it by the district court.

Avallone, et al. v. The American Tobacco Company, Inc., et al., New Jersey Superior Court, Atlantic County Law Division, New Jersey, filed April 23, 1998. In April 2000, the appeals court dismissed plaintiffs' appeal from the trial court's denial of plaintiffs' motion for class certification. In September 2000, the New Jersey Supreme Court denied plaintiffs' motion for leave to appeal the denial of class certification.

Cleary, et al. v. PM Inc., et al., Circuit Court, Cook County, Illinois, filed June 3, 1998.

Creekmore, et al. v. Brown & Williamson, et al., Superior Court, Bucombe County, North Carolina, filed July 31, 1998.

Jimenez, et al. v. Brown & Williamson Tobacco Corporation, et al., Second Judicial District Court, County of Bernalillo, New Mexico, filed August 20, 1998.

Sweeney, et al. v. The American Tobacco Company, et al., Court of Common Pleas, Alleghany County, Pennsylvania, filed October 15, 1998. In November 2000, this case was dismissed without prejudice.

Brown, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District, Pennsylvania, filed October 16, 1998. Plaintiffs allege that tobacco companies' "discriminatory targeting of menthol tobacco product sales to Black Americans" violates federal civil rights statutes. In September 1999, the court granted defendants' motion to dismiss the case. Plaintiffs have appealed to the United States Court of Appeals for the Third Circuit.

Cypret (formerly Jones), et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Simon, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed April 9, 1999. In September 2000, a putative class action was filed which purports to consolidate punitive


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

damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.) In November 2000, the court indicated that, in its view, this case is a viable class action, but denied plaintiffs' motion for class certification on the grounds of preserving court resources. The court further ruled that it appears likely that plaintiffs in Simon II will be able to demonstrate a basis for certification of an opt out compensatory damages class and a non-opt out punitive damages class.

Julian, et al. v. Philip Morris Companies Inc., et al., Circuit Court for Montgomery County, Alabama, filed April 14, 1999.

Force, et al. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, Southern District, Illinois, filed March 29, 2000.

Decie, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed April 21, 2000. In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Arnitz, et al. v. Philip Morris Incorporated, et al., Div. H, Circuit Court for the 13th Judicial Circuit, Hillsborough County, Florida, filed July 3, 2000.

Lewis, et al. v. Philip Morris Companies, Inc., et al., United States District Court, Massachusetts, filed July 11, 2000.

National Tobacco Consumers' Group Number 2 v. Philip Morris Incorporated, et al., United States District Court, Massachusetts, filed July 18, 2000.

Ebert, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed August 9, 2000 (not yet served). In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Vandermeulen, et al. v. Philip Morris Companies, Inc., et al., United States District Court, Eastern District, Michigan, filed September 18, 2000.

International Class Actions

Caputo (formerly LeTourneau) v. Imperial Tobacco Limited, et al., Ontario Court of Justice, Toronto, Canada, filed January 13, 1995.

The Smoker Health Defense Association, et al. v. Souza Cruz, S.A. and Philip Morris Marketing, S.A., 19th Lower Civil Court of the Central Courts of the Judiciary District of Sao Paulo, Brazil, filed July 25, 1995.

Fortin, et al. v. Imperial Tobacco Ltd., et al., Quebec Superior Court, Canada, filed on or about September 11, 1998.


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

Conseil Quebecois sur le Tabac v. RJR-Macdonald Inc., et al., Quebec Superior Court, Canada, filed November 20, 1998.

Associacao Cearense' de Defesa da Saude do Fumante e Ex-Fumante (ACEDESFE) v. Philip Morris Brazil, S.A., et al., Third Civil Court of the State of Ceara, Forteleza, Brazil, filed April 12, 1999.

Tobacco Control Coalition Inc. v. Philip Morris Limited, et al., Federal Court of Australia, New South Wales District, filed September 22, 1999.

Yabin Galidi, et al. v. Dubek Ltd., et al., Tel Aviv-Yaffo Region Court, Israel, filed (but not officially served) July 12, 1999.

                      HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates as of November 1, 2000, and describes certain developments in these cases since August 1, 2000. As discussed in Note 5, in 1998 PM Inc. and certain other United States tobacco product manufacturers entered into a Master Settlement Agreement (the "MSA") settling the health care cost recovery claims of 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas. Settlement agreements settling similar claims had previously been entered into with the states of Mississippi, Florida, Texas and Minnesota. Exhibit 99.2 hereto sets forth the status of judicial approval of the MSA in each of the respective settling jurisdictions. The Company believes that the claims in the city/county, taxpayer and certain of the other health care cost recovery actions listed below are released in whole or in part by the MSA or that recovery in any such actions should be subject to the offset provisions of the MSA.

City/County Cases

County of Cook v. Philip Morris, Incorporated, et al., Circuit Court, Cook County, Illinois, filed April 18, 1997. In September 1999, the judge granted in part and denied in part defendants' motion to dismiss the complaint. Dismissed were plaintiff's claims for intentional/negligent breach of special and general duty, performance of another's duty to the public, public nuisance and unjust enrichment/restitution. The counts remaining are for various violations of the Illinois Consumer Fraud Act, violations of the Illinois Antitrust Act, negligence per se and conspiracy. In February 2000, the court denied defendants' motion for summary judgment on the remaining claims. In October 2000, the court granted defendants' motion to dismiss all plaintiffs except Cook County. The court also directed that the Cook County board must authorize or ratify the filing of this suit by November 13, 2000 for it to be a proper exercise of the County's home-rule powers.

City of St. Louis v. American Tobacco, et al., Circuit Court for the City of St. Louis, Missouri, filed November 23, 1998.

County of St. Louis v. American Tobacco, et al., Circuit Court for the City of St. Louis, Missouri, filed December 3, 1998. This case is currently stayed.


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

Craig J. Wedde v. Valley Warehousing, Inc., et al., Circuit Court Fond Du Lac County, Wisconsin, filed April 7, 1999.

County of Wayne v. Philip Morris Incorporated, et al., United States District Court, Eastern District, Michigan, filed December 7, 1999. In August 2000, following arguments on defendants' motion for judgment on the pleadings, the district court certified certain state law questions to the Michigan Supreme Court. The district court has stayed action in the case until defendants' motion is resolved.

Ament, et al. v. Thompson, et al., Circuit Court, Dane County, Wisconsin, filed April 28, 2000.

Lapean, et al. v. Thompson, et al., Circuit Court, Dane County, Wisconsin, filed April 28, 2000.

Department of Justice Case

The United States of America v. Philip Morris, Inc., et al., United States District Court, Washington, D.C., filed September 22, 1999. See Note 5, for a discussion of this case.

International Cases

Republic of the Marshall Islands v. The American Tobacco Company, et al., High Court, Republic of the Marshall Islands, filed October 20, 1997. In July 1999, the court denied defendants' motion to dismiss. Trial of this case is scheduled for April 2001.

The Republic of Panama v. The American Tobacco Company, Inc., United States District Court, District of Columbia, filed September 11, 1998. In July 2000, the United States Court of Appeals for the Fifth Circuit, vacated the ruling by the United States District Court for the Eastern District of Louisiana that granted plaintiff's motion to remand the case to the Civil District Court, Orleans Parish, Louisiana. In November 2000, the case was transferred to the Multidistrict Litigation proceeding pending before the United States District Court for the District of Columbia (see In re Tobacco/Government Health Care Cost Litigation (MDL No. 1279) described below).

Kupat Holim Clalit v. Philip Morris, Inc., et al., Jerusalem District Court, Israel, filed September 28, 1998.

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed November 12, 1998. In February 2000, the court dismissed this action, finding the statute upon which British Columbia's claim was based was inconsistent with the Constitution of Canada. Subsequently, British Columbia has enacted new legislation and it is anticipated that the Province will soon file a new lawsuit based on the new statute.

The Republic of Bolivia v. Philip Morris Companies, Inc., et al., United States District Court, District of Columbia files January 20, 1999. In February 1999, this case was removed to federal court by defendants and subsequently transferred on the court's own motion to the federal district court for the District of Columbia in March 1999. It is currently pending in In re Tobacco/Governmental Health Care Costs Litigation (MDL No. 1279) (the "MDL Proceeding") discussed below.


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

The Republic of Venezuela v. Philip Morris Companies Inc., et al., Eleventh Judicial Circuit, Dade County, Florida, filed January 27, 1999. This case was removed to federal court by defendants in February 1999 and subsequently transferred to the MDL Proceeding. The court hearing the MDL Proceeding remanded the case to Florida state court in June 2000. Defendants have filed a notice of appeal.

The Caisse Primaire d'Assurance Maladie of Saint-Nazaires v. SEITA, et al., Civil Court of Saint-Nazaires, France, filed June 1999.

In re Tobacco/Governmental Health Care Costs Litigation (MDL No. 1279), United States District Court, District of Columbia, consolidated June 1999. In June 1999, the United States Panel on Multidistrict Litigation transferred foreign government health care cost recovery actions brought by Nicaragua, Venezuela, and Thailand to the District of Columbia for coordinated pretrial proceedings with two such actions brought by Bolivia and Guatemala already pending in that court. Subsequently, the resulting proceeding has also included filed cases brought by the following foreign states: Ukraine, the Brazilian States of Espirito Santo, Goias and Mato Grosso do Sul, Panama, the Province of Ontario, Canada; Ecuador, and the Russian Federation. In December 1999, the district court dismissed the complaint filed by Guatemala; in March 2000, the court dismissed the complaints filed by Nicaragua and Ukraine; and in August 2000, the court dismissed the complaint filed by the Province of Ontario. Thailand's case was voluntarily dismissed. Guatemala, Nicaragua, Ukraine and the Province of Ontario have filed notices of appeal to the United States Court of Appeal for the District of Columbia Circuit. In July 2000, the district court remanded the Venezuela and Goias actions to Florida state court, and in July 2000, the court remanded the Ecuador and Espirito Santo actions to Florida state court. Defendants have filed notices of appeal to the United States Court of Appeals for the District of Columbia Circuit. At present, there are four cases pending in the MDL proceeding: Bolivia, Mato Grosso do Sul, Panama, and Russian Federation.

The State of Rio de Janeiro of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., District Court, Angelina County, Texas, filed July 12, 1999. In September 1999, the United States District Court for the Eastern District of Texas remanded the case to the district court for Angelina County, Texas. An appeal is pending in the United States Court of Appeals for the Fifth Circuit.

The State of Goias of the Federated Republic of Brazil v. Philip Morris Companies, Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed October 18, 1999. This case was removed to federal court by defendants in November 1999 and subsequently transferred to the MDL Proceeding. The court hearing the MDL Proceeding remanded the case to Florida state court in July 2000, and defendants have filed a notice of appeal.

The Republic of Ecuador v. Philip Morris Companies, Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed January 21, 2000. In July 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court for the District of Columbia. In July 2000, the district court granted plaintiff's motion to remand the case to the circuit court of Dade County, Florida. Defendants have filed a notice of appeal.

Her Majesty the Queen in Right of Ontario, Canada v. Imperial Tobacco, et al., United States District Court, District of Columbia, filed March 1, 2000. In April 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court for the District of Columbia and it was dismissed in August 2000. Plaintiffs have filed a notice of appeal.


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

The State of Sao Paulo of the Federal Republic of Brazil v. Philip Morris Companies, Inc., et al., Civil District Court, Parish of Orleans, Louisiana, filed February 9, 2000. The case was removed to the United States District Court, Eastern District, Louisiana. In May 2000, the case was remanded to Civil District Court, Parish of Orleans, Louisiana. Defendants have filed a notice of appeal.

The State of Espirito Santo of the Federal Republic of Brazil v. Brooke Group, et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed March 20, 2000. This case was removed to federal court by defendants in April 2000 and subsequently transferred to the MDL Proceeding. The court hearing the MDL Proceeding remanded the case to Florida state court in July 2000, and defendants have filed a notice of appeal.

Obra Social de Empleados de la Marina Mercante, et al. v. The American Tobacco Company, et al., Superior Court, Washington, D.C., filed March 8, 2000.

The State of Mato Grosso do Sul, Brazil v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed July 19, 2000. This case was removed to federal court by defendants in August 2000, and subsequently transferred to the MDL Proceeding described above. It is currently pending in the MDL Proceeding.

The Russian Federation v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed on August 25, 2000. This case was removed to federal court by defendants in September 2000 and subsequently transferred to the MDL Proceeding. It is currently pending in the MDL Proceeding.

The Republic of Honduras v. Philip Morris Companies, Inc., et al., United States District Court, Southern District of Florida, filed October 5, 2000.

The State of Tocantins, Brazil v. The Brooke Group Ltd. Inc., et al., Eleventh Judicial Circuit, Dade County, Florida, filed October 24, 2000 (not yet served).

Union Cases

Central Laborers Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Third Judicial Circuit, Madison County, Illinois, filed May 30, 1997.

Connecticut Pipe Trades Health Fund, et al. v. Philip Morris Incorporated, et al., United States District Court, Connecticut, filed July 1, 1997. Plaintiffs voluntarily dismissed the case in September 1998. In April 2000, they filed a motion to reinstate the case. In July 2000, the court reopened this case (now denominated Oberle et al. v. Philip Morris, Inc., et al.) and permitted plaintiffs to file an amended complaint.

Rhode Island Laborers Health and Welfare Fund v. Philip Morris Incorporated, et al., United States District Court, Rhode Island, filed July 20, 1997. In June 2000, the district court granted defendants' motion for dismissal.

Eastern States Health and Welfare Fund, et al. v. Philip Morris, Inc., et al., Supreme Court, New York County, State of New York, filed July 28, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiffs have appealed the dismissal.


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

Operating Engineers Local 12 Health and Welfare Trust Fund, et al. v. American Tobacco, Inc., et al., Superior Court, San Diego County, California, filed September 17, 1997. In March 2000, the court ruled that plaintiffs are not permitted to use California's unfair business practices statute to seek monetary damages for their claims. In April 2000, the plaintiffs voluntarily dismissed the case with prejudice and appealed certain trial court rulings to the state court of appeals.

Puerto Rican ILGWU Health & Welfare Fund, et al. v. Philip Morris Inc., et al., Supreme Court, County of New York, New York, filed September 17, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiffs have appealed the dismissal.

United Food and Commercial Workers Unions and Employers Health and Welfare Fund
v. Philip Morris, Inc., et al., United States District Court, Northern District, Alabama, filed November 13, 1997. In August 1999, the court granted defendants' motion to dismiss. In August 2000, the United States Court of Appeals for the Eleventh Circuit affirmed the district court's ruling.

IBEW Local 25 Health and Benefit Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

IBEW Local 363 Welfare Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Local 138, 138A and 138B International Union of Operating Engineers Welfare Fund
v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Local 840, International Brotherhood of Teamsters Health and Insurance Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, State of New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Long Island Regional Council of Carpenters Welfare Fund v. Philip Morris, Inc., et al,. Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Day Care Council - Local 205 D.C. 1707 Welfare Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Local 1199 Home Care Industry Benefit Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.

Local 1199 National Benefit Fund for Health and Human Services Employees v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal. Plaintiff has appealed the dismissal.


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

Operating Engineers Local 324 Health Care Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Wayne County, Michigan, filed December 30, 1997. Plaintiffs appealed the court's February 1999 decision to grant defendants' motion to dismiss to the Michigan Court of Appeals.

Lyons, et al. v. Philip Morris Incorporated, et al., United States District Court, Minnesota, filed December 31, 1997. In April 1999, the court granted defendants' motion to dismiss the case. In September 2000, the United States Court of Appeals for the Eighth Circuit affirmed the district court's ruling.

Steamfitters Local Union No. 614 Health & Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Thirteenth Judicial District, Tennessee, filed January 7, 1998. In January 1999, the trial court granted in part and denied in part defendants' motion to dismiss. Defendants filed an interlocutory appeal from the partial denial of their motion to dismiss. In September 2000, the Tennessee Court of Appeals, Western Division, held that plaintiffs' claims were too remote to permit recovery. The court remanded the case to the trial court with directions that defendants' motion to dismiss the complaint be granted.

National Asbestos Workers Medical Fund, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed February 27, 1998. The named plaintiffs in this case are four union trust funds. The district court denied plaintiffs' motion for class certification in September 2000. In October 2000, the plaintiffs petitioned the United States Court of Appeals for the Second Circuit for review of that order. The Second Circuit has not yet announced whether it will accept plaintiffs' petition for review. The district court has also ruled that plaintiffs may proceed to trial with the claims of only one union trust fund, which must be a New York based fund. Trial is scheduled for May 2001. In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Service Employees International Union Health & Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed March 19, 1998. In July 1999, the court denied without prejudice the motion of two health and welfare trust funds to intervene in this lawsuit. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the District Court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument.

S.E.I.U. Local 74 Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed June 22, 1998. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the district court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument.

Holland, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed July 9, 1998. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the district court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit Appellate Court consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument.


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

Sheet Metal Workers Trust Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed August 31, 1999. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the district court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument. Oral argument on the consolidated cases is scheduled for February 2001.

Bergeron, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed September 29, 1999. In June 2000, the court denied defendants' motion to dismiss the case. In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Native American Cases

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997. In January 2000, the court entered a stay of proceedings until July 2001.

Sisseton-Wahpeton Sioux Tribe v. Philip Morris Incorporated, et al., Tribal Court of the Sisseton-Wahpeton Sioux Tribe, filed May 8, 1998. On December 1, 1999, the court granted defendant's petition for interlocutory appeal from the trial court's order that granted in part and denied in part defendants' motion to dismiss the complaint. The trial and appellate courts have stayed proceedings until November 2000.

Standing Rock Sioux Tribe v. American Tobacco Company, et al., Tribal Court of the Standing Rock Sioux Indian Reservation, North Dakota, filed May 8, 1998. In May 2000, the Standing Rock Sioux Supreme Court entered an order affirming the trial court's denial of defendants' motion to dismiss the complaint for lack of subject matter jurisdiction. In May 2000, the parties agreed to stay all proceedings in this action until November 2000.

U Tu Utu Gwaitu Paiute Tribe, et al. v. Philip Morris Incorporated, et al., Superior Court, San Diego, California, filed October 30, 1998. In June 2000, the court denied defendants' motion to dismiss the complaint. Trial is scheduled for June 2001

Acoma Pueblo, et al. v. American Tobacco Co., et al., New Mexico, First Judicial District Court, Santa Fe County, New Mexico, filed June 16, 1999. In July 2000, the court entered a stay of proceedings until November 30, 2000.

Navajo Nation v. Philip Morris Incorporated, et al., District Court, Window Rock, Arizona, filed August 12, 1999.

The Alabama Coushatta Tribe of Texas v. Philip Morris Companies Inc., et al., United States District Court, Eastern District, Texas, filed August 30, 2000.


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

Insurer and Self-Insurer Cases

Group Health Plan, et al. v. Philip Morris, Inc., et al., United States District Court, Minnesota, filed March 11, 1998. In April 1999, the court dismissed all claims except the state antitrust and conspiracy claims. In January 2000, the court granted in part defendants' motion to dismiss and certified issues regarding plaintiffs' consumer protection claims to the Minnesota Supreme Court.

Blue Cross and Blue Shield of New Jersey, Inc., et al. v. Philip Morris, Incorporated, et al., United States District Court, Eastern District, New York, filed April 29, 1998. In August 1999, the court denied defendants' motion to dismiss the amended complaint. In October 1999, the United States Court of Appeals for the Second Circuit denied defendants' appeals and mandamus petition, which sought review of the district court's denial of defendants' motion to dismiss the amended complaint. In October 1999, five of the plaintiffs agreed to dismiss their claims without prejudice. In November 1999, defendants filed a petition for rehearing and a petition for rehearing en banc from the previous order in October declining to review defendants' petition for writ of mandamus. In December 1999, the Second Circuit denied the petition for rehearing and in April 2000 denied the defendants' petition for rehearing en banc. In September 2000, the court granted defendants' motion for partial summary judgment on plaintiffs' claims for pre-judgment interest, future damages, tax damages, Medicaid/Medicare damages and damages for violations of the Racketeering Influenced and Corrupt Organizations Act ("RICO") that occurred prior to the enactment of RICO. The court also determined that plaintiffs may not proceed on any alleged RICO predicate act other than mail and wire fraud and, on that basis, denied defendants' related motion for partial summary judgment as moot. The court severed the claims of one plaintiff from those of the remaining plan plaintiffs; trial on that plaintiff's subrogated RICO claims and direct New York law claims based on alleged fraud is scheduled for March 2001. The court also granted defendants' motion for summary judgment based on the statute of limitations and granted defendants' motion for summary judgment concerning plaintiffs' RICO claim based on an investment theory. The court denied defendants' partial summary judgment motion based on preemption as to the claim of wire and mail fraud RICO predicate violations, denied defendants' partial summary judgment motion on plaintiffs' subrogation claims, and denied defendants' motion for summary judgment for failure to offer individualized proof of subrogation claims. In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Regence Blue Shield, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Washington, filed April 29, 1998. Plaintiffs have appealed the trial court's dismissal of their action to the United States Court of Appeals for the Ninth Circuit.

Betriebskrankenkasse Aktiv, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed September 28, 2000.

Taxpayer Cases

Coyne, et al. v. The American Tobacco Company, et al., Court of Common Pleas, Cuyahoga County, Ohio, filed September 17, 1996. In July 1999, the United States Court of Appeals for the Sixth Circuit affirmed in part the ruling by the United States District Court for the Northern District of Ohio that plaintiffs lacked standing to pursue their federal claims. The Sixth Circuit was unable to determine whether any of the plaintiffs' state law claims survived. As a result of the ruling the case was remanded to state court for additional proceedings.

State of Tennessee, et al., ex. rel. Beckom, et al. v. The American Tobacco Company, et al., Chancery Court, Monroe County, Tennessee, filed May 8, 1997. In April 2000, the United States Court of Appeals for the Sixth Circuit affirmed in part the ruling by the United States District Court for the Eastern District of Tennessee that plaintiffs lacked standing to pursue their federal claims. The Sixth Circuit was unable to determine whether any of plaintiffs' state law claims survived. As a result of the ruling the case was remanded to state court for additional proceedings.

Temple, et al. v. The State of Tennessee, et al., United States District Court, Middle District, Tennessee, filed February 7, 2000. Plaintiffs contend that defendant the State of Tennessee has no standing to recover the funds paid to it as compensation for the monies it has paid through its TennCare program for individuals allegedly injured by a smoking-related disease. Plaintiffs further seek a declaration that the MSA is unconstitutional. Plaintiffs' amended complaint also includes claims for class certification on behalf of Tennessee smokers.

Other Cases

Perry, et al. v. The American Tobacco Company, et al., Circuit Court, Coffee County, Tennessee, filed September 30, 1996.

Mason, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed December 23, 1997. In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases.
(See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Allegheny General Hospital, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Pennsylvania, filed December 10, 1998. In November 1999, the court granted defendants' motion to dismiss. In October 2000, the United States Court of Appeals for the Third Circuit affirmed the trial court's dismissal of the case.

Association of Washington Public Hospital Districts, et al. v. Philip Morris Incorporated, United States District Court, Western District, Washington, filed March 17, 1999. In December 1999, the court granted defendants' motion to dismiss and plaintiffs have appealed.

A.O. Fox Memorial Hospital et al. v. The American Tobacco Company, et al., Supreme Court, Nassau County, New York, filed March 30, 2000.

County of McHenry, Randolph Hospital District, et al. v. Philip Morris, Inc., et al., Circuit Court, Cook County, Illinois, filed July 13, 2000.


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

                      CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against the Company and/or various subsidiaries and others as of November 1, 2000, and describes certain developments since August 1, 2000.

Asbestos Contribution Cases

Raymark Industries, Inc. v. R. J. Reynolds Tobacco Company, et al., Circuit Court, Fourth Judicial Circuit, Duval County, Florida, filed September 15, 1997.

Raymark Industries, Inc. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, Northern District, Atlanta Division, Georgia, filed September 15, 1997.

Fibreboard Corporation and Owens Corning v. The American Tobacco Company, et al., Superior Court, Alameda County, California, filed December 11, 1997

Keene Creditors Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court, New York County, New York, filed December 19, 1997.

Robert A. Falise, et al. v. The American Tobacco Company, et al., United States District Court, Southern District, New York, filed December 31, 1997. In November 1999, the court granted defendant's motion to dismiss, finding no subject matter jurisdiction. Plaintiffs appealed this dismissal to the United States Court of Appeals for the Second Circuit, and defendants cross-appealed the trial court's denial of their motion to dismiss on the merits. Plaintiffs filed a new complaint in November 1999, alleging violations of RICO. In April 2000, defendants filed a petition for writ of mandamus with the Second Circuit seeking review of the trial court's denial of their motion for summary judgment. The petition was denied in October 2000. Jury selection in this trial is scheduled for November 2000. In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

H. K. Porter Company, Inc. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed December 31, 1997. In November 1999, defendants filed a petition for mandamus with the United States Court of Appeals for the Second Circuit, seeking review of the trial court's denial of defendants' motion to dismiss. The mandamus petition was denied in October 2000. Trial is scheduled for April 2001. In September 2000, a putative class action was filed which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Raymark Industries, Inc. v. R. J. Reynolds Tobacco Company, et al., Circuit Court, Fourth Judicial Circuit, Duval County, Florida, filed December 31, 1997.

Raymark Industries, Inc. v. The American Tobacco Company, et al., United States District Court, Eastern District, Pennsylvania, filed January 30, 1998. In September 2000, a putative class action was filed in the United States District Court for the Eastern District of New York which purports to consolidate punitive damages claims in this case with nine other pending tobacco-related cases. (See Simon, et al. v. Philip Morris Incorporated, et al., (Simon II) discussed below.)

Owens Corning v. R.J. Reynolds Tobacco Company, et al., United States District Court, Southern District of Mississippi, filed August 30, 1998.

UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court, New York County, New York, filed March 15, 1999.

Lights/Ultra Lights Cases

Tirado, (formerly Hogue), et al. v. Philip Morris Companies Inc. and Philip Morris, Inc., Circuit Court for the 13th Judicial Circuit, Hillsborough County, Florida, filed June 30, 1998.

Gesser (formerly Cummis), et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., Superior Court, Middlesex County, New Jersey, filed July 9, 1998.

McNamara, et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., Court of Common Pleas, Montgomery County, Pennsylvania, filed July 16, 1998.

Aspinall, et al. v. Philip Morris Companies, Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998.

McClure, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Circuit Court, Davidson County, Tennessee, filed January 19, 1999.

Cocca, et al. v. Philip Morris Incorporated, Superior Court, Maricopa County, Arizona, filed May 13, 1999.

Popa, et al. v. Philip Morris Companies Inc., et al., Court of Common Pleas, Stark County, Ohio, filed June 30, 1999. In November 2000, plaintiffs filed a notice of voluntary dismissal.

Engle, et al. v. Philip Morris Companies, Inc. and Philip Morris Inc., Superior Court, Maricopa County, Arizona, filed July 16, 1999.

Marrone, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Court of Common Pleas, Medina County, Ohio, filed November 8, 1999.

Miles, et al. v. Philip Morris Companies, Inc., et al., Circuit Court, Madison County, Illinois, filed February 10, 2000. Trial is scheduled for November 2001.

Dahlgren v. Philip Morris Companies Inc. and Philip Morris Inc., et al., United States District Court, District of Columbia, filed November 18, 1999. In August 2000, plaintiff voluntarily dismissed this action.

Bauer, et al. v. Philip Morris Companies Inc., Circuit Court, City of St. Louis, Missouri, filed February 15, 2000.

Retail Leaders Case

R.J. Reynolds Tobacco Company, et al. v. Philip Morris Incorporated, United States District Court, Middle District, North Carolina, filed March 12, 1999.

Vending Machine Case

Lewis d/b/a B&H Vendors v. Philip Morris Inc., United States District Court, Middle District, Tennessee, filed February 3, 1999.

California Business and Professions Code Cases

The Company believes that these cases, which were based in part on "Proposition 65", are released in whole or in part by the MSA or that recovery in any such action should be subject to the offset provisions of the MSA. In January 2000, the trial court granted in part and denied in part defendants' motion for summary judgment in the "Proposition 65" cases and dismissed plaintiffs' "Proposition 65" claims. In August 2000 and October 2000, the parties to these cases entered into separate settlement agreements. The court is scheduled to rule on November 20, 2000 on defendants' motion for approval of both settlements and entry of a final judgment in both cases.

The People of the State of California, et al. v. Philip Morris Incorporated, et al., Superior Court, Los Angeles County, California, filed July 14, 1998. The People of the State of California, et al. v. Brown & Williamson Tobacco Corporation, et al., Superior Court, San Francisco County, California, filed July 28, 1998.

MSA-Related Cases

The following are cases in which plaintiffs have challenged the validity of the Master Settlement Agreement described in Note 5. Contingencies.

Hise, et al. v. Philip Morris Incorporated, et al., United District Court, Northern District, Oklahoma, filed December 15, 1998. Plaintiffs have appealed the trial court's dismissal of their action to the United States Court of Appeals for the Tenth Circuit. In February 2000, the Tenth Circuit affirmed summary judgment for defendants and in March 2000 it denied plaintiffs' petition for rehearing. In June 2000, plaintiffs attempted to file a writ of certiorari with the United States Supreme Court but subsequently withdrew their petition. In August 2000, plaintiffs filed a second petition for writ of certiorari with the United States Supreme Court that was denied in October 2000.

Forces Action Project, LLC, et al. v. The State of California, et al., United States District Court, Northern District, California, filed January 23, 1999. In January 2000, the court granted defendants' motion to dismiss the complaint, and plaintiffs have appealed to the United States Court of Appeals for the Ninth Circuit.

A.D. Bedell Wholesale Co. v. Philip Morris Incorporated, et al., United States District Court, Western District, Pennsylvania, filed April 12, 1999. In March 2000, the court granted in part defendants' motion to dismiss the complaint. Thereafter, plaintiffs and Philip Morris stipulated to a dismissal without prejudice of the claim that had not been dismissed by the court. In April 2000, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit from the court's decision granting in part defendants' motion to dismiss.

A.D. Bedell Company, Inc. v. Philip Morris Incorporated, et al., Supreme Court, Cattaraugus County, New York, filed October 18, 1999. In November 1999, the court denied a motion to dismiss the complaint and denied a motion to vacate the temporary restraining order enjoining Philip Morris from refusing to sell products to plaintiff. Defendant filed an appeal from the court's denial of the motion to dismiss and the motion to vacate. In May 2000, the appellate court granted in part and denied in part defendants' motion to dismiss the case. The case has been stayed pending resolution of A.D. Bedell Wholesale Co. v. Philip Morris Incorporated, et al., discussed above.

Table Bluff Reservation (Wiyot Tribe), et al. v. Philip Morris, Incorporated, et al., No. C99-02621-NHP, United States District Court, Northern District, California, filed June 2, 1999. On November 12, 1999, the court dismissed the case and plaintiffs have appealed to the United States Court of Appeals for the Ninth Circuit.

Turner Branch, et al. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, New Mexico, filed August 3, 1999. In August 2000, the court dismissed this case with prejudice at the request of the parties.

PTI, Inc. et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, California, filed August 13, 1999. In May 2000, the Court dismissed the plaintiffs' claims.

State of New York, et al. v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, intervention motion filed August 19, 1999. The intervention motion was denied. The Appellate Division, First Department affirmed the trial court's ruling, and the time to seek further review has expired.

Randall Gomer, et al. v. Philip Morris Companies Inc. et al., United States District Court, Montgomery, Alabama, filed April 26, 2000. Plaintiffs are several Alabama Medicaid recipients who seek class certification contending that the allocation of the State's anticipated MSA funds is unconstitutional. In July 2000, the court granted defendants' motion to dismiss.

Tobacco Price Cases

Wholesalers and Other Direct Purchasers: The following are putative class actions filed by tobacco wholesalers/distributors and by smokers alleging that defendants, conspired to fix cigarette prices in violation of antitrust laws.

Buffalo Tobacco Products, et al. v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed February 8, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In Re:
Cigarette Pricing Litigation, MDL 1342 discussed below.)

DelSeronne, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Wayne County, Michigan, filed February 8, 2000.

Greer, et al. v. R. J. Reynolds, et al., Superior Court, San Francisco, California, filed February 9, 2000.

Lennon v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed February 9, 2000.

Munoz, et al. v. R. J. Reynolds, et al., Superior Court, San Francisco, California, filed February 9, 2000.

Smith, et al. v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000.

Withers, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Jefferson County, Tennessee, filed February 9, 2000.

Gray, M.D., et al. v. Philip Morris Companies Inc., et al., Superior Court, Pima County, Arizona, filed February 11, 2000.

Brownstein, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Broward County, Florida, filed February 14, 2000.

Morse v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 14, 2000.

Ulan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 17, 2000.

Williamson Oil Company, Inc. v. Philip Morris Companies, et al., United States District Court, Northern District, Georgia, filed February 18, 2000.

Shafer v. Philip Morris Companies Inc., et al., District Court, Morton County, North Dakota, filed February 16, 2000.

Sullivan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 22, 2000.

Teitler v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 22, 2000.

Peirona v. Philip Morris Companies Inc., et al., Superior Court, San Francisco County, California, filed February 28, 2000.

Cusatis v. Philip Morris Companies Inc., et al., Circuit Court, Milwaukee County, Wisconsin, filed February 28, 2000.

Sand v. Philip Morris Companies Inc., et al., Superior Court, Los Angeles, California, filed February 28, 2000.

Nierman v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed March 6, 2000.

Sylvester v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed March 8, 2000.


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

Goldschlack v. Philip Morris Companies Inc., et al., United States District Court, Eastern District, Pennsylvania, filed March 9, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In Re:
Cigarette Pricing Litigation, MDL 1342 discussed below.)

Suwanee Swifty Stores, Inc., D.I.P. v. Philip Morris Companies, Inc., United States District Court, Northern District, Georgia, filed March 14, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In Re:
Cigarette Pricing Litigation, MDL 1342 discussed below.)

Holiday Markets, Inc., et al. v. Philip Morris Companies Inc., United States District Court, Northern District, Georgia, filed March 17, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia. (See In Re:
Cigarette Pricing Litigation, MDL 1342 discussed below.)

Taylor, et al. v. Philip Morris Companies Inc., et al., Superior Court, Cumberland County, Maine, filed March 24, 2000.

Romero, et al. v. Philip Morris Companies Inc., et al., First Judicial District Court, Rio Arriba County, New Mexico, filed April 10, 2000.

Belch, et al. v. Philip Morris Companies Inc. et al., Superior Court, Alameda County, California, filed on April 11, 2000.

Belmonte, et al. v. R. J. Reynolds, et al., Alameda County Superior Court, California, filed April 11, 2000.

Aguay, et al. v. R.J. Reynolds, et al., Alameda County Superior Court, California filed April 11, 2000.

Swanson, et al. (formerly Vetter, et al.) v. Philip Morris Companies Inc., et al., District Court, Hughes County, South Dakota, filed April 18, 2000.

Ludke, et al. v. Philip Morris Companies Inc., et al., District Court, Hennepin County, Minnesota, filed April 20, 2000.

Marcus Distributors, Inc., et al. v. Philip Morris Companies Inc., et al., United States District Court, Southern District, Illinois, filed April 25, 2000.

Kissel, et al. (formerly Quickle, et al.) v. Philip Morris Companies Inc., et al., First Judicial Circuit Court, Ohio County, West Virginia, filed May 2, 2000.

Hartz Foods, et al. v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed May 10, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States District Court, Northern District of Georgia (See In Re: Cigarette Pricing Litigations MDL 1342 discussed below.)

Anderson, et al. v. Philip Morris Companies Inc., et al., United States District Court, District of Minnesota, filed May 10, 2000. In June 2000, the United States Panel on Multidistrict Litigation transferred this case to the United States Court, Northern District of Georgia. (See In Re: Cigarette Pricing Litigation MDL 1342 discussed below.)

Baker, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 15, 2000.

Campe, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 15, 2000.

Barnes v. Philip Morris Companies Inc., et al., Superior Court, District of Columbia, filed May 18, 2000.

Lau, et al. v. R.J. Reynolds et al., Alameda County Superior Court, California, filed May 25, 2000.

In Re: Cigarette Pricing Litigation MDL 1342, Federal Multidistrict Litigation Panel, United States District Court, Northern District, Georgia, Atlanta Division, filed June 7, 2000.

Philips, et al. v. R.J. Reynolds, et al., Second Judicial District, Washoe County, Nevada, filed June 9, 2000.

Unruh, et al. v. R.J. Reynolds, et al., Second Judicial District, Washoe County, Nevada, filed June 9, 2000.

Tobacco Growers' Case

DeLoach, et al. v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed February 16, 2000. This purported class action alleges that defendants violated antitrust laws by bid-rigging at tobacco auctions and by conspiring to undermine the tobacco quota and price support system administered by the federal government. In June 2000, plaintiffs voluntarily dismissed the Company and PMI from the case. The remaining defendants, including PM Inc., filed a motion to dismiss the case. In September 2000, the court granted plaintiffs' motion for leave to file a second amended complaint. In October 2000, defendants filed a motion to dismiss the second amended complaint. In October 2000, plaintiffs filed a motion for a class certification.

Cigarette Importation Cases

Department of Amazonas, et al. v. Philip Morris Companies, Inc., et al., United States District Court, Eastern District of New York, filed September 19, 2000.

The Republic of Ecuador v. Philip Morris Incorporated, et al., Circuit Court, Eleventh Judicial Circuit, Miami-Dade County, Florida, filed June 5, 2000 (not served).

The European Community v. RJR Nabisco, Inc., et al., United States District Court, Eastern District of New York, filed November 3, 2000.

Consolidated Putative Punitive Damages Cases

Simon, et al. v. Philip Morris Incorporated, et al., (Simon II), United States District Court for the Eastern District of New York, filed September 6, 2000. Plaintiffs' complaint requests class certification of a nationwide punitive damages class and seeks to consolidate the punitive damages claims in the following ten actions: Simon, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, Decie, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, Ebert, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, National Asbestos Workers Medical Fund, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern Division, New York, Bergeron, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, Blue Cross and Blue Shield of New Jersey, Inc. et al. v. Philip Morris, Incorporated, et al., United States District Court, Eastern District, New York, Mason, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, Robert A. Falise, et al. v. The American Tobacco Company, et al., United States District Court, Southern District, New York, H. K. Porter Company, Inc. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York and Raymark Industries, Inc.
v. The American Tobacco Company, et al., United States District Court, Eastern District, Pennsylvania. The complaint identifies seven purported subclasses comprised of: (a) all persons residing in the United States who, at any time from 1920 through the date of the class notice, smoked cigarettes manufactured by the defendants and who are suffering from various types of cancer or other diseases identified in the complaint; (b) the estates or personal representatives of all such smokers who are deceased and for whom any of the identified diseases were listed in medical records or death certificates as a cause of death; (c) all persons and entities described in clauses (a) and (b) above with pending civil actions who/which have not proceeded to final judgment on all claims and issues; (d) all persons residing in the United States who, at any time from 1920 through the date of class notice, have smoked cigarettes manufactured by the defendants but who are not as of the class notice suffering from or diagnosed with any of the diseases listed in the complaint; (e) all multi-employer health benefit plans established under the Labor Management Relations (Taft-Hartley) Act, that, as of the date of the complaint, have paid to detect, diagnose, or treat any of the diseases listed in the complaint to any of the persons described in clauses (a), (b) or (c) above or to prevent or curtail cigarette smoking; (f) all non-governmental entities located in the United States (third party payors) that have asserted claims on behalf of themselves or others with which they have contracted that as of the date of the complaint are pending in any trial or appellate court, to recover payments made for health care costs in detecting, diagnosing, treating and/or seeking to prevent smoking-related disease; and (g) all manufacturers, distributors and producers of asbestos or asbestos-containing products that as of the date of the complaint are or have in the past been subject to the supervision of a United States Bankruptcy Court or a United States District Court exercising bankruptcy jurisdiction, and successors to the liabilities of the asbestos manufacturers, distributors and producers. In November 2000, the court indicated that, in its view, it appears likely that plaintiffs will be able to demonstrate a basis for certification of an opt-out compensatory damages class and a non-opt out punitive damages class.


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

                              CERTAIN OTHER ACTIONS

The following lists certain other actions pending against subsidiaries of the Company and others as of November 1, 2000.

National Cheese Exchange Cases

Consolidated Action: (Servais, et al. v. Kraft Foods, Inc. and the National Cheese Exchange, Inc., Circuit Court, Dane County, Wisconsin, filed May 5, 1997; Dodson, et al. v. Kraft Foods, Inc., et al., Circuit Court, Dane County, Wisconsin, filed July 1, 1997; Noll, et al. v. Kraft Foods, Inc., et al., Circuit Court, Dane County, Wisconsin, filed July 11, 1997.) As discussed in
Note 5. Contingencies, in October 1999 the Court granted Kraft's motion for summary judgment. Plaintiffs have appealed.

Vincent, et al. v. Kraft Foods, Inc., Circuit Court, Cook County, Illinois, filed October 27, 1997. In February 2000, the appeals court reversed the trial court's dismissal.

Knevelboard Dairies, et al. v. Kraft Foods, Inc., et al., United States District Court, Central District, California, filed April 14, 1998. Plaintiffs have appealed the court's dismissal of this action.

Environmental Matters

State of Missouri v. Kraft Foods, Inc., et al., Circuit Court, Missouri, filed March 14, 2000. In March 2000, the State of Missouri filed a civil enforcement action against Kraft and affiliated companies alleging that from 1995 through 1999 the defendants sent spent weiner casings to a farm site near Columbia, Missouri for reuse. The State claims that this practice violated the Missouri Solid Waste Law and the Missouri Clean Water Law and seeks civil penalties and the removal of the spent casings from the farm site and disposal in a permitted solid waste facility. Kraft filed a motion to dismiss the complaint.


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